Exhibit 16.1

April 26, 2022

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Ladies and Gentlemen:

We have read the statements made by Evotec SE pursuant to the third paragraph of Item 16F of Form 20-F (copy attached), which we understand will be filed with the Securities and Exchange Commission on April 26, 2021. We agree with the statements concerning our Firm in such Form 20-F.

Very truly yours,

/s/ Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft

Hamburg, Germany

Attachment